Exhibit 23.4

                  KPMG Audit Plc
                  Canary Wharf (8th Floor)
                  1 Canada Square
                  London E14 5AG
                  United Kingdom



The Directors
HSBC Holdings plc
8 Canada Square
London
E14 5HQ
United Kingdom



30 September 2003



Dear Sirs

Post-Effective Amendment No. 1 on Form F-3 to Registration Statement No.
333-10474

We hereby consent to the use of our audit report dated 3 March 2003 on the consolidated financial statements of HSBC Holdings plc as at 31 December 2002 and 2001 and for each of the years in the three-year period ended 31 December 2002 and to the references made to us under the heading 'Experts' in the prospectus which is part of this Registration Statement.

Yours faithfully




KPMG Audit Plc






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